Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN MATERIALS ANNOUNCES RETIREMENT OF CHAIRMAN DONALD M. JAMES

Mr. James To Be Succeeded by J. Thomas Hill

Birmingham, Ala., December 11, 2015 – Vulcan Materials Company (NYSE:VMC) announced today that Donald M. James will retire as the Company’s Non-Executive Chairman and from the Board of Directors, effective December 31, 2015. J. Thomas Hill, Vulcan’s President and Chief Executive Officer, will succeed Mr. James as Chairman.

James T. Prokopanko, Vulcan’s Lead Director, said: “Don has led Vulcan Materials as the largest aggregates supplier in the U.S. for 18 years, significantly expanding its operations throughout the nation. During that time, he has guided Vulcan through periods of strong growth as well as difficult market downturns, always with a keen eye on customer service, creating opportunities for employees and building sustainable, long term value for shareholders. In particular, the actions taken by Don and the management team in recent years to increase operational efficiency, de-risk the balance sheet and maintain disciplined growth have positioned Vulcan to deliver increasingly stronger returns. On behalf of the board, I thank Don for his invaluable service to Vulcan and wish him all the best in his future endeavors.”

Don James said: “With the building materials market continuing to expand, the enactment of a new multi-year federal highway program and the Company performing exceptionally well, now is the right time to complete the succession process we began a number of years ago that resulted in Tom Hill becoming CEO in 2014. Our management team, under the leadership of Tom, along with the executive leadership team of John McPherson, Stan Bass and Michael Mills, is executing skillfully on the Company’s strategic plan and delivering strong growth and increased profitability.

“Tom Hill is an experienced, proven and talented leader, with a deep understanding of Vulcan and our industry. I am confident that he and his Vulcan colleagues will continue to lead Vulcan to even greater growth and value for our shareholders. I want to thank the board for their insights and counsel over the years; our shareholders for their feedback, support, and commitment to the Company; and our employees for their dedication, hard work and focus. I have always believed that Vulcan has the most talented people in the industry. I know that I am leaving Vulcan in highly capable hands.”

CEO Tom Hill said, “Vulcan is a great business with strategic market positions in the largest, fastest growing metropolitan areas across the country, extensive and unmatched aggregates reserves, and a strong financial position. I look forward to continuing to work with the board and the Vulcan leadership team to deliver on the Company’s strategic goals and to continue to enhance its strong strategic position for the benefit of the Company and its shareholders. Under Don’s leadership, Vulcan has seen remarkable growth in these strategically important markets and is well positioned for strong performance in the future. On behalf of all of our employees, I thank Don for his outstanding contributions to Vulcan and the aggregates industry, and for his wise counsel and friendship.”

Mr. James (66) served as President of Vulcan Materials Company from 1996 to 1997 and as Chief Executive Officer from 1997 to 2014. He has served on the Company's Board of Directors since 1996, was named Chairman in 1997, and Non-Executive Chairman in January 2015.

Tom Hill has been with Vulcan for over 25 years, serving in a variety of operations and general management assignments of increasing responsibility leading up to his appointment as President and Chief Executive Officer in July 2014. He is a graduate of the University of Pittsburgh and the Wharton School of Business, Executive Management Program.

Vulcan Materials Company, a member of the S&P 500 Index, is the nation's largest producer of construction aggregates, and a major producer of other construction materials. For additional information see www.vulcanmaterials.com.

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to our plans, objectives, estimates and goals. Statements expressing expectations regarding our future and projections relating to sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may" or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: those associated with general economic and business conditions; the timing and amount of federal, state and local funding for infrastructure; changes in Vulcan’s effective tax rate that can adversely impact results; the increasing reliance on information technology infrastructure for Vulcan’s ticketing, procurement, financial statements and other processes could adversely affect operations in the event such infrastructure does not work as intended or experiences technical difficulties or is subjected to cyber attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; changes in the level of spending for private residential and private nonresidential construction; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; the impact of Vulcan's below investment grade debt rating on Vulcan's cost of capital; volatility in pension plan asset values and liabilities which may require cash contributions to the pension plans; the impact of environmental clean-up costs and other liabilities relating to previously divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to successfully implement our new divisional structure and changes in our management team; Vulcan's ability to manage and successfully integrate acquisitions; the potential of goodwill or long-lived asset impairment; the potential impact of future legislation or regulations relating to climate change or greenhouse gas emissions or the definition of minerals; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

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